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                                                                    Exhibit 99.3

                            AEI HOLDING COMPANY, INC.

            OFFER TO EXCHANGE ITS 10% SERIES B SENIOR NOTES, DUE 2007
                      WHICH HAVE BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                       10% SERIES A SENIOR NOTES, DUE 2007
                           PURSUANT TO THE PROSPECTUS
                             DATED ___________, 1998


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     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
       YORK CITY TIME, ON ___________, 1998, UNLESS THE OFFER IS EXTENDED.
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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         AEI Holding Company, Inc., a Delaware corporation (the "Company"), is offering, upon the terms and subject to the conditions set forth in the Prospectus dated ___________, 1998 (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with the Prospectus, the "Exchange Offer"), to exchange its 10% Series B Senior Notes, due 2007 (the "Exchange Notes") for a like principal amount of its outstanding 10% Series A Senior Notes, due 2007 (the "Old Notes", and together with the Exchange Notes, the "Senior Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer. Old Notes may be tendered in whole or in part in integral multiples of $1,000.

         THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE OFFER -- CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

         Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

         1. The Prospectus, dated ___________, 1998;

         2. The Letter of Transmittal for your use and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Old Notes);

         3. A form letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space providing for obtaining such clients' instructions with regard to the Exchange Offer;

         4. A Notice of Guaranteed Delivery; and

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.



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         YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL.

         In all cases, exchanges of Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by IBJ Schroder Bank & Trust Company (the "Exchange Agent") of (a) certificates representing such Old Notes, or a book-entry confirmation (as defined in the Prospectus), as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and (c) any other required documents, all in accordance with the instructions set forth in the Letter of Transmittal and Prospectus.

         Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available; (ii) who cannot deliver their Old Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date; or (iii) who cannot complete the procedure for book-entry transfer on a timely basis must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer --Procedures for Tendering Old Notes" in the Prospectus and execute and deliver the attached Notice of Guaranteed Delivery.

         The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

         The Company will not make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in the Letter of Transmittal.

         Questions and requests for assistance with respect to the Exchange Offer of for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at (212) 858-2103.

                                      Very truly yours,


                                      AEI HOLDING COMPANY, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR ANY AFFILIATE THEREOF OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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